NEEDHAM & COMPANY, LLC

THE NEEDHAM FUNDS, INC.

CODE OF ETHICS

DECEMBER 2024

This Code of Ethics (the “Code”) is the sole property of The Needham Funds, Inc. (the “Fund”) and Needham & Company, LLC, and must be returned to the Fund upon termination for any reason of an Access Person’s (as defined below) association with the Fund. The contents of this Code are strictly confidential. Access Persons may not duplicate, copy or reproduce this Code in part or in whole, nor may they make it available in any form to non-Access Persons without prior written approval from the Fund’s Chief Compliance Officer.

TABLE OF CONTENTS
1.Statement of General Principles    3
2.Definitions    3
3.Prohibited Transactions    5
4.Exempted Transactions.    7
5.Preclearance    9
6.Reporting    9
7.Distribution; Initial and Annual Certification and Acknowledgment    11
8.Confidential Status of the Fund’s Portfolio    11
9.Material Non-Public Information    11
10.Gifts & Entertainment    12
11.Services as a Director in a Publicly Traded Company – Investment Personnel    12
12.Compliance Review    12
13.Report of Violations    13
14.Board Approval of the Code    13
15.Recordkeeping    14
APPENDIX A    15

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1.Statement of General Principles
This Code of Ethics (the “Code”) expresses the policy and procedures of The Needham Funds, Inc. (the “Fund”) and Needham & Company, LLC (the “Distributor”) and is enforced to ensure that an Advisory Person (as defined below) is not taking advantage of his or her position with the Fund, the Distributor or the Adviser (as defined below), or even giving the appearance of placing his or her own interests above those of the Fund. Such persons at all levels must act as fiduciaries, and as such, must place the interests of the Fund before their own. Thus, we ask that when contemplating any personal transaction, you ask yourself what you would expect or demand if you were a shareholder of the Fund.
Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Act”), makes it unlawful for certain persons, in connection with the purchase or sale of certain securities, to, among other things, engage in any direct or indirect act, practice or course of business which operates or would operate as a fraud, manipulation or deceit upon a registered investment company. In compliance with Rule 17j-1, this Code contains provisions that are believed to be reasonably necessary to prevent any such conduct. We ask that all personnel follow not only the letter of this Code, but also abide by the spirit of this Code and the principles articulated herein.
2.Definitions
“Access Person” means (i) any Advisory Person of the Fund or the Adviser; (ii) all of the Fund's and the Adviser's directors and officers; and (iii) any director or officer of the Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities (as defined below) by the Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities. Please note that for purposes of this Code, officers of the Fund and employees of the Adviser are deemed Advisory Persons and therefore are also deemed Access Persons.
“Adviser” shall mean Needham Investment Management L.L.C., or such other entity as may act as adviser or sub-adviser to the Fund.
“Advisory Person” of the Fund or the Adviser shall mean (i) any trustee, director, officer, general partner, Portfolio Manager, Investment Personnel or employee of the Fund or the Adviser (or of any company in a control relationship to the Fund or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund or the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.
“Beneficial Ownership” in Securities (as defined below) means direct or indirect pecuniary interest in the Securities held or shared directly or indirectly through any contract, arrangement, understanding, relationship or otherwise. Beneficial Ownership shall be interpreted in the same manner as it would be in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Securities Exchange Act (as defined below) and the rules and

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regulations thereunder, except that any required report may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates. An Advisory Person or Access Person is presumed to be a Beneficial Owner of Securities that are held by his or her immediate family members sharing the Advisory Person’s household or to which the Advisory Person provides material financial support.
“Chief Compliance Officer” or “CCO” shall mean James Abbruzzese or one or more other persons designated by the Adviser to perform the functions described herein.
“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Act.
“Covered Security” means a security as defined in Section 2(a)(36) of the Act, except that it does not include: (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies registered under the Act.
“Disinterested Director” of the Fund shall mean a director thereof who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Act.
“Distributor” of the Fund shall mean Needham & Company, LLC.
“Initial Public Offering” or “IPO” means an offering of securities registered under the Securities Act (as defined below), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act (as defined below).
“Investment Personnel” of the Fund shall mean (i) any employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and (ii) any natural person who controls the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund. Investment Personnel includes Portfolio Managers and those persons who provide information and advice to the Portfolio Managers or who help execute the Portfolio Managers’ decisions (e.g., securities analysts and traders).
“Limited Offering” means an offering that is exempt from registration under the Securities Act pursuant to section 4(a)(2) or section 4(a)(5) or pursuant to rule 504, or rule 506 under the Securities Act.
“Personal Trading Account” means a personal investment or trading account of an Access Person or a related account. Specifically, Personal Trading Account includes: (i) trusts for which an Access Person acts as trustee, executor, custodian or discretionary manager; (ii) accounts for the benefit of the Access Person’s spouse or minor child; (iii) accounts for the benefit of a relative living with the Access Person; and (iv) accounts for the benefit of any person to whom the Access Person provides material financial support.

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A Personal Trading Account may also include an investment or trading account over which an Advisory Person exercises control or provides investment advice or a proprietary investment or trading account maintained for the Adviser or its Advisory Persons.
“Portfolio Managers” of the Fund shall mean those persons who have direct responsibility and authority to make investment decisions for the Fund.
The “purchase or sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.
The term “security” or “securities” shall have the meaning set forth in Section 2(a)(36) of the Act and shall include options, but shall not include short-term debt securities which are “government securities” within the meaning of Section 2(a)(16) of the Act and such other money market instruments as may be designated by the Board of Directors of the Fund.
"Securities Act" means the Securities Act of 1933, as amended.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
Other capitalized terms used herein may be defined elsewhere in the Code or have the meaning given such term under applicable law.
Copies of the text of the Act and rules thereunder, including Rule 17j-1, are available from the CCO.
3.Prohibited Transactions
The prohibitions described below will only apply to a transaction in a security in which the designated person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership.
A.Blackout Trading Periods – Pending Buy or Sell Orders – Access Persons
No Access Person shall execute a securities transaction on a day during which the Fund has a pending buy or sell order in that same security until that order is executed or withdrawn. Subject to the conditions set forth in this Code, Access Persons may execute a securities transaction in such security two (2) hours or more after the Fund’s order is executed or withdrawn, as long as they do not receive a better price, subject to a de minimis exception, and the trade is on the same side of the market. Any profits realized on trades within the proscribed periods are required to be disgorged to the Fund or charity.
B.Blackout Trading Periods – Portfolio Managers
No Portfolio Manager shall buy or sell a security within three (3) trading days before or after the Fund that he or she manages trades in that security or that the Portfolio Manager has stated an intention, or knows of another Portfolio Manager’s intention, to trade in that security. This restriction also applies to any Access Person who knows of a Portfolio Manager’s intention to

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trade in the security on behalf of a Fund. Any profits realized on trades within the proscribed periods are required to be disgorged to the Fund.
C.Ban on Short-Term Trading Profits and Market Timing
Access Persons may not profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within thirty (30) calendar days. Any profits of $1,000 or more realized on such short-term trades are required to be disgorged. If the profit is less than $1,000, the CCO will review the facts and circumstances of the transaction and will make a determination as to whether the profit will be disgorged. If any such transaction involves shares of the Fund or shares of a security in which the Fund trades, the profits will be disgorged to the Fund. For all other securities, the profits will be disgorged to charity. The thirty-day holding period does not apply to purchases or sales of two hundred (200) shares or less of the common stock of an issuer whose common stock is listed on a major U.S. securities exchange and which has a market capitalization of $50 billion or more, for which a five (5) business day holding period is nevertheless required. Access Persons are not permitted to engage in “day trading.”
Access Persons are prohibited from engaging in “market timing” activities, except as may be permitted by applicable law. Market timing refers to the frequent trading of Fund shares in response to short-term market fluctuations in order to take advantage of the discrepancy between the Fund’s official price, set once a day, and the value of its underlying securities.
D.Ban on Securities Purchases of an Initial Public Offering
Access Persons may not acquire, directly or indirectly, Beneficial Ownership in any securities in an Initial Public Offering without the prior written consent of the CCO. The CCO is required to retain a record of the approval of, and the rationale supporting, any such acquisition. Furthermore, should written consent be given, Investment Personnel are required to disclose such investment when participating in the Fund’s subsequent consideration of an investment in such issuer. In such circumstances, the Fund’s decision to purchase securities of the issuer should be subject to an independent review by the CCO or designee with no personal interest in the issuer.
E.Securities Offered in a Limited Offering
Access Persons may not acquire any securities in a Limited Offering without the prior written consent of the CCO. The CCO is required to retain a record of the approval of, and the rationale supporting, any direct or indirect acquisition by any Access Persons of a beneficial interest in securities in a Limited Offering. Furthermore, should written consent of the Fund be given, Investment Personnel are required to disclose such investment when participating in the Fund’s subsequent consideration of an investment in such issuer. In such circumstances, the Fund’s decision to purchase securities of the issuer should be subject to an independent review by the CCO or designee with no personal interest in the issuer.

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4.Exempted Transactions
A.General Exemptions
Subject to compliance with preclearance procedures in accordance with Section 5 below, the prohibitions of Sections 3.A., 3.B. and 3.C. of this Code shall not apply to:
(i)Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control, or in any account of the Access Person which is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions.
(ii)Purchases or sales of securities which are not eligible for purchase or sale by the Fund.
(iii)Purchases or sales which are nonvolitional on the part of either the Access Person or the Fund.
(iv)Transactions which are part of an automatic investment plan.
(v)Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
(vi)U.S. Treasury or government securities.
(vii)Unaffiliated open-end mutual funds or unit investment trusts invested exclusively in unaffiliated open-end mutual funds.
(viii)Money market funds or money market instruments, such as bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments.
(ix)All other transactions contemplated by Access Persons which receive the prior approval of the CCO in accordance with the preclearance procedures described in Section 5 below. Purchases or sales of specific securities may receive the prior approval of the CCO because the CCO has determined that no abuse is involved and that such purchases and sales would be very unlikely to have any economic impact on the Fund or on the Fund’s ability to purchase or sell such securities.
The prohibition in Section 3.A. shall not apply to Disinterested Directors, unless a Disinterested Director, at the time of a transaction, knew or, in the ordinary course of fulfilling his or her official duties as a director of the Fund, should have known that the Fund had a pending buy or sell order in that same security, which order had not yet been executed or withdrawn.

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A transaction by Access Persons (other than Investment Personnel) inadvertently effected during the period proscribed in Section 3.A. will not be considered a violation of the Code and disgorgement will not be required so long as the transaction was effected in accordance with the preclearance procedures described in Section 5 and without prior knowledge of any Fund trading.
The prohibition in Section 3.C. shall not apply to profits earned from transactions in securities which are not the same (or equivalent) to those owned, shorted or in any way traded by the Fund during the thirty-day period; provided, however, that if the CCO determines that a review of the Access Person’s reported personal securities transactions indicates an abusive pattern of short-term trading, the CCO may prohibit such Access Person from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within thirty (30) calendar days whether or not such security is the same (or equivalent) to that owned, shorted or in any way traded by the Fund.
B.Additional Exemptions
In addition to the exemptions noted above, the CCO may, in very limited circumstances, grant other exemptions under any Section of this Code on a case-by-case basis, under the following procedures:
(i)Written Statement and Supporting Documentation
The individual seeking the exemption furnishes to the CCO, as applicable:
(1)A written statement detailing the efforts made to comply with the requirement from which the individual seeks an exemption;
(2)A written statement containing a representation and warranty that:
(a)compliance with the requirement would impose a severe undue financial hardship on the individual, and
(b)the exemption would not, in any manner or degree, harm or defraud a client, violate the general principles herein or compromise the individual’s or the Adviser’s fiduciary duty to any client; and
(3)Any supporting documentation that the CCO may require.
(ii)Compliance Interview
The CCO will conduct an interview with the individual or take such other steps deemed appropriate in order to determine that granting the exemption will not, in any manner or degree, harm or defraud a client, violate the general principles herein or compromise the individual’s or the Adviser’s fiduciary duty to any client; and will maintain all written statements and supporting documentation, as well as documentation of the basis for

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granting the exemption. When considering whether potential extreme financial hardship exists, all of the employee’s personal circumstances will be considered relevant including, but not limited to, the following factors: age, physical or mental disability, injury, illness and family circumstances. Appropriate documentation of the hardship conditions and the decision process will be retained.
5.Preclearance
Access Persons (other than Disinterested Directors) must preclear all personal investments in securities. All requests for preclearance must be submitted to the CCO or designee (or to the CCO of the Distributor or other designated compliance personnel of the Adviser, e.g., in the case of a preclearance request by the Fund’s CCO) before execution. Such requests shall be made by submitting a proposed trade request. All approved orders must be executed by the close of business on the day preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted. At their discretion, on a case by case basis, the CCO, or his designee, may approve the order as a Good-Til-Canceled. The CCO, or his designee, may consider such facts as to whether it is a security that Needham & Company, LLC provides research coverage on, whether Needham & Company, LLC makes a market in the security, and/or whether the Fund owns the security or are likely to do so in the future.
Disinterested Directors need not preclear their personal investments in securities unless a Disinterested Director knows, or in the course of fulfilling his or her official duties as a Disinterested Director should know, that, within the most recent fifteen (15) days, the Fund has purchased or sold, or considered for purchase or sale, such security or is proposing to purchase or sell, directly or indirectly, any security in which the Disinterested Director has, or by reason of such transaction would acquire, any direct or indirect beneficial ownership.
6.Reporting
Access Persons (other than Disinterested Directors) are required to direct their broker(s) to supply to the CCO the account activity for all Personal Trading Accounts. Such account activity (whether via paper statement or electronic feed, such as through “ComplySci,” the Fund’s web- based employee monitoring compliance platform) must be received by the CCO or designee no later than thirty (30) days after the end of the applicable calendar quarter. If an Access Person’s trades do not occur through a broker-dealer (i.e., purchase of a Limited Offering), such Access Person must request and receive pre-approval for the transaction from the CCO or his designee prior to the time of the transaction, and a record of such investment shall be retained accordingly. Access Persons (other than Disinterested Directors) should direct their broker(s) to transmit to the CCO duplicate confirmations of all transactions effected by such Access Person, and copies of the statements of such brokerage accounts, whether existing currently or to be established in the future. The transaction reports and/or duplicates should be addressed “Personal and Confidential.” The report submitted to the CCO may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the security to which the report relates. Compliance with this Code requirement will be deemed to satisfy the reporting requirements imposed on Access Persons under Rule 17j-1(d) of the Act.

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A Disinterested Director shall report to the CCO, no later than thirty (30) days after the end of the calendar quarter in which the transaction to which the report relates was effected, brokerage account statements with respect to any securities transaction in which such Disinterested Director has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in a security that such Disinterested Director knew, or in the course of fulfilling his or her official duties as a director should have known, during the fifteen (15) day period immediately preceding or after the date of the transaction by the Disinterested Director, to have been purchased or sold by the Fund or considered for purchase or sale by the Fund. With respect to those transactions executed through a broker, a Disinterested Director of the Fund may fulfill this requirement by directing the broker(s) to transmit to the CCO a duplicate of confirmations of such transactions, and copies of the statements of such brokerage accounts, whether existing currently or to be established in the future. The transaction reports and/or duplicates should be addressed “Personal and Confidential.” The report submitted to the CCO may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates. Transactions effected for any account over which an Access Person does not have any direct or indirect influence or control, or which is managed on a discretionary basis by a person other than the Access Person and with respect to which such Access Person does not in fact influence or control such transactions, need not be reported.
On a quarterly basis, Access Persons (other than Disinterested Directors as excepted above) shall disclose the account activity, which includes all personal securities transactions, for all Personal Trading Accounts. Such account activity (whether via paper statement or electronic feed, such as through ComplySci) must be received by the CCO or designee no later than thirty (30) days after the end of each calendar quarter. In addition, each Access Person (other than Disinterested Directors) is required to provide an Initial Holdings Report (the most recent monthly statement) listing all securities beneficially owned by him or her no later than ten (10) days after becoming an Access Person (for which information must be current as of a date no more than forty-five (45) days before he or she became an Access Person), as well as an Annual Holdings Report (whether via electronic feed or final End of Year Statement, i.e., December) containing similar information that must be current as of a date no more than forty-five (45) days before the report is submitted. On an annual basis, Access Persons (other than Disinterested Directors) will be sent a copy of the Fund’s statement of such Access Person’s Personal Trading Accounts to verify its accuracy, and make any necessary additions or deletions.
The CCO is required to review all transactions and holdings reports submitted by Access Persons, and the Fund must maintain a list of the name(s) of such persons responsible for such reviews. The CCO shall provide all reports required of him herein to Salvatore Merlino, CCO of the Distributor, or other designated compliance personnel of the Adviser for review.
All personal investment matters discussed with the CCO and all confirmations, account statements and personal investment reports shall be kept in confidence, but will be available for inspection by the President of the Adviser for which such person is an Access Person and by the appropriate regulatory agencies.

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The Fund, the Adviser and the Distributor are required, at least once a year, to provide the Fund’s Board with a written report that (1) describes issues that arose during the previous year under the Code or procedures applicable to the Fund, including, but not limited to, information about material Code or procedures violations and sanctions imposed in response to those material violations and (2) certifies to the Fund’s Board that the Fund, the Adviser or the Distributor, as applicable, has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.
7.Distribution; Initial and Annual Certification and Acknowledgment
The Adviser will make the Code, including any amendments thereto, available to all Access Persons. Each Advisory Person is deemed an Access Person upon hire and is required to sign the Code of Ethics Certification and Acknowledgment Form maintained in ComplySci, using a form substantially similar to the form attached as Appendix A. Access Persons, except Disinterested Directors, will be asked to acknowledge that they have received a copy of the Code and certify that they have read and understand the provisions of the Code, are subject to its requirements and have during the past year complied with and will continue to abide by the provisions of the Code. Access Persons will be further asked to certify that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code and that they are not aware of possible securities law violations that have not been reported under the Fund’s Procedures for Treatment of Employee Complaints. Thereafter, each Advisory Person shall, at least annually, sign the certification and acknowledgment form to reaffirm that they continue to abide by the Code’s provisions.
8.Confidential Status of the Fund’s Portfolio
The current portfolio positions of the Fund managed, advised and/or administered by the Adviser and current portfolio transactions, programs and analyses must be kept confidential. If non-public information regarding the Fund’s portfolio should become known to any Access Person, whether in the course of his or her duties or otherwise, he or she should not reveal it to anyone unless it is properly part of his or her work to do so.
If anyone is asked about the Fund’s portfolio or whether a security has been sold or bought, his or her reply should be that this is an improper question and that this answer does not mean that the Fund has bought, sold or retained the particular security. Reference may be made to the latest published report of the Fund’s portfolio.
9.Material Non-Public Information
From time to time, the Adviser will circulate and discuss with Access Persons the latest administrative and judicial decisions regarding the absolute prohibition against the use of material non-public information, also known as “inside information.” In view of the many forms in which the subject can arise, the Adviser urges that a careful and conservative approach must prevail, and no action should be taken where “inside information” may be involved without a thorough review by the CCO.
“Material inside information” is any information about a company, or the market for the company’s securities, which has come directly or indirectly from the company and which has not

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been disclosed generally to the marketplace, the dissemination of which is likely to affect the market price of any of the company’s securities, or is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade in such securities.
Information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments and purchase or sale of substantial assets, etc.
“Inside information” is information that has not been publicly disclosed. Information received about a company under circumstances which indicate that it is not yet in general circulation and that it may be attributable, directly or indirectly, to the company (or its insiders) and should be deemed to be inside information.
Whenever an Access Person receives material information about a company which he or she knows or has reason to believe it is directly or indirectly attributable to such company (or its insiders), the Access Person must determine that the information is public before trading or recommending trading on the basis of such information, or before divulging such information to any person who is not an employee of the Adviser or a party to the transaction. As a rule, one should be able to point to facts to show that the information is generally available; for example, its announcement on the broad tape, or by Reuters, The Wall Street Journal or trade publications. If the Access Person has any question whatsoever as to whether the information is material or whether it is inside and not public, he or she must resolve the question before trading, recommending trading or divulging the information. If any doubt at all remains, the Access Person must consult with the CCO.
10.Gifts & Entertainment
Access Persons shall not give or receive any form of gift or entertainment having a value in excess of $250 in a single year from any person or entity that does business with or on behalf of the Fund without prior approval from the CCO.
11.Services as a Director in a Publicly Traded Company – Investment Personnel
Investment Personnel shall not serve on the boards of directors of publicly traded companies, absent prior authorization by the Fund’s Board of Directors, based upon a recommendation from the Adviser that the board service would be consistent with the interests of the Fund. When such authorization is provided, the Investment Personnel serving as a director will be isolated from making investment decisions with respect to the pertinent company through information barriers.
12.Compliance Review

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Before making any determination that a violation of this Code has been committed by any person regarding their personal securities transactions, the CCO shall give such person an opportunity to supply additional information regarding the transaction in question.

13.Report of Violations
A.Generally
Advisory Persons must act in good faith in reporting a complaint or concern and must have reasonable grounds for believing a breach of the Code has occurred. A malicious allegation made by an Advisory Person known to be false is considered a serious offense and will be subject to disciplinary action, which may include termination of such individual’s employment.
Access Persons of the Fund must promptly report any suspected improper activity or violations of this Code to the CCO to enable the matter to be investigated. In the event the suspected improper activity involves the CCO, the Advisory Person should promptly report such activity to a member of senior management. Nothing in the Fund’s policies or this Code prohibits an Advisory Person from reporting possible violations of federal or state law or regulation to any governmental agency or entity, or from making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Advisory Persons do not need the prior authorization of the Fund to make any such reports or disclosures and are not required to notify the Fund that such reports or disclosures have been made.
All reported Code violations will be treated as being made on an anonymous basis. Any retaliation for reporting a violation of the Code will constitute a further violation of the Code, as well as a possible violation of the anti-retaliation provisions of the Securities and Exchange Commission’s Whistleblower Rule, Section 21F of the Securities Exchange Act.
B.Quarterly Report to Board
The Board of Directors of the Fund and of the Distributor will be informed of Code violations on a quarterly basis and may impose such sanctions as it deems appropriate, including but not limited to a letter of censure or suspension or termination of employment of the Access Person or a request for disgorgement of any profits received from a securities transaction done in violation of this Code.
14.Board Approval of the Code
Annually, the Fund’s Board of Directors shall receive the following:
A.A copy of the existing Code of Ethics.
B.A report completed by the Chief Compliance Officer identifying any violations requiring significant remedial action during the past year, and as more fully set forth under Section 6 above.

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C.A list of recommendations, if any, to change the existing Code of Ethics based upon experience, evolving industry practices or developments in applicable laws or regulations.
The Fund’s Board of Directors, including a majority of the Disinterested Directors, shall approve this Code of Ethics, as well as any material changes thereto within six (6) months of any such change. In connection with such approval, the Board shall receive a certification from the Fund and the Distributor that the Fund or the Distributor, as applicable, has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.
15.Recordkeeping
The Fund shall maintain the following records:
A.A copy of this Code of Ethics and any Code of Ethics that has been in effect within the previous five (5) years.
B.Any record of any violation of this Code of Ethics and any action taken as a result of the violation. These records shall be maintained in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs.
C.A copy of each report made by an Access Person as required by this Code of Ethics, including any information provided in lieu of the monthly reports. These records shall be maintained for at least five (5) years after the end of the fiscal year in which the report is made or the information provided, the first two (2) years in an easily accessible place.
D.A record of all persons, currently or within the past five (5) years, who are or were required to make reports under this Code of Ethics, or who are or were responsible for reviewing these reports. These records shall be maintained in an easily accessible place.
E.A copy of each decision to approve an acquisition by an Access Person of any Limited Offering (i.e., Private Placement). These records shall be maintained for at least five (5) years after the end of the fiscal year in which the approval is granted.

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APPENDIX A
CODE OF ETHICS
ANNUAL CERTIFICATION AND ACKNOWLEDGMENT FORM

THE NEEDHAM FUNDS, INC.
The undersigned Advisory Person of The Needham Funds, Inc. (the “Fund”) acknowledges that they have received a copy of the Code of Ethics (the “Code”) and certifies that they have read and understand the provisions of the Code, are subject to its requirements and have during the past year complied with and will continue to abide by the provisions of the Code. The Advisory Person understands that observance of the provisions contained in the Code is a material condition of their employment with the Fund and that any violation of such provisions by the Advisory Person may subject them to immediate termination by the Fund as well as possible civil and criminal penalties. Any capitalized terms not defined herein shall have the meanings ascribed to them in the Code.
Accordingly, the undersigned Advisory Person hereby certifies that:
a)The Advisory Person has disclosed to the CCO all Personal Trading Accounts as defined in the Fund’s Code and has provided to the CCO copies of all account statements relating to Personal Trading Accounts or has reported to the Fund’s CCO, on at least a quarterly basis, all securities transactions in all Personal Trading Accounts, for which such reports include all required information and represent all of the Advisory Person’s personal securities transactions during the last year.
b)The Advisory Person has reported and received pre-approval from the CCO for all Limited Offering transactions that are not effected through Personal Trading Accounts during the last year (or since the date of hire if less than one year).
c)The Advisory Person is not aware of possible securities law violations that have not been reported under the Fund’s Procedures for Treatment of Employee Complaints.

Signature

Print Name

Date

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